As filed with the Securities and Exchange Commission on August 8, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

Employers Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA	04-3850065
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada 89521
(Address, Including Zip Code, of Registrant's Principal Executive Offices)

Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan
(Full Title of the Plan)

Lenard T. Ormsby, Esq. Executive Vice President, Chief Legal Officer and General Counsel Employers Holdings, Inc. 10375 Professional Circle Reno, Nevada 89521 (888) 682-6671
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Susan J. Sutherland, Esq. David C. Ingles, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of "large accelerated filer," "accelerated filer" "non-accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	2,000,000 shares	$17.48	$34,960,000.00	$1,373.93

(1) This Registration Statement shall also cover any additional shares of common stock which may become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plans described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of common stock of Employers Holdings, Inc. as reported on the New York Stock Exchange on August 7, 2008.

EXPLANATORY NOTE

This Registration Statement has been filed to register 2,000,000 additional shares of common stock, par value $0.01 per share, to be offered pursuant to the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (the "Plan"), which has been amended since the filing of Employers Holdings, Inc.'s (the "Company") Registration Statements on Form S-8 covering the Plan prior to its amendment.  In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 related to the Plan prior to its amendment (File No. 333-140395, filed on February 1, 2007, and File No. 333-142135, filed on April 16, 2007) filed with the Securities and Exchange Commission are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibit

4.1
Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (previously filed as Appendix B to the definitive proxy statement of Employers Holdings, Inc. filed with the Securities and Exchange Commission on April 15, 2008, and incorporated by reference herein).

5.1	Opinion of Lenard T. Ormsby, Esq.
23.1	Consent of Lenard T. Ormsby, Esq. (included in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Towers, Perrin, Forster & Crosby, Inc.
24.1	Powers of Attorney (reference is made to the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reno, Nevada, on this 8th day of August, 2008.

EMPLOYERS HOLDINGS, INC.
By:	/s/ Douglas D. Dirks
Douglas D. Dirks
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas D. Dirks, William E. Yocke and Lenard T. Ormsby, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Kolesar	Chairman of the Board	August 8, 2008
Robert J. Kolesar

/s/ Douglas D. Dirks	President and Chief Executive Officer, Director (Principal Executive Officer)	August 8, 2008
Douglas D. Dirks

/s/ William E. Yocke	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2008
William E. Yocke

/s/ Richard W. Blakey	Director	August 8, 2008
Richard W. Blakey

/s/ Valerie R. Glenn	Director	August 8, 2008
Valerie R. Glenn

/s/ Rose E. McKinney-James	Director	August 8, 2008
Rose E. McKinney-James

/s/ Ronald F. Mosher	Director	August 8, 2008
Ronald F. Mosher

Signature	Title	Date

/s/ Katherine W. Ong	Director	August 8, 2008
Katherine W. Ong

/s/ Michael D. Rumbolz	Director	August 8, 2008
Michael D. Rumbolz

/s/ John P. Sande III	Director	August 8, 2008
John P. Sande III

/s/ Martin J. Welch	Director	August 8, 2008
Martin J. Welch

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (previously filed as Appendix B to the definitive proxy statement of Employers Holdings, Inc. filed with the Securities and Exchange Commission on April 15, 2008, and incorporated by reference herein).

5.1	Opinion of Lenard T. Ormsby, Esq.
23.1	Consent of Lenard T. Ormsby, Esq. (included in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Towers, Perrin, Forster & Crosby, Inc.
24.1	Powers of Attorney (reference is made to the signature page hereto)